Exhibit 99.1

June 11, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners to Participate in the J.P. Morgan Energy Infrastructure/MLP Corporate Access Day

TULSA, Okla. – June 11, 2014 – ONEOK Partners, L.P. (NYSE: OKS) will participate in J.P. Morgan’s Third Annual Energy Infrastructure/MLP One-on-One Corporate Access Day on Thursday, June 12, 2014, in Chicago, Illinois.

Robert F. Martinovich, ONEOK Partners executive vice president, commercial, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on ONEOK Partners’ website, www.oneokpartners.com, on Thursday, June 12, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 38.8 percent of the overall partnership interest as of May 16, 2014.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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